EXHIBIT 99.1

UNIVERSAL AMERICAN STOCKHOLDERS APPROVE
PENDING MERGER WITH WELLCARE

White Plains, New York (February 16, 2017) — Universal American Corp. (NYSE: UAM) announced that during a special stockholder meeting held earlier today, its stockholders voted to approve the adoption of the previously announced merger agreement, dated as of November 17, 2016, providing for the acquisition of Universal American by WellCare Health Plans, Inc.

At the special meeting, more than 99% of the shares represented in person or by proxy voted to approve the acquisition, which represents approximately 89% of Universal American’s total outstanding shares of common stock as of the close of business on January 13, 2017, the record date for the special meeting.

The transaction, which is expected to close in the second quarter of 2017, remains subject to the receipt of regulatory approvals and other customary closing conditions.

About Universal American Corp.
Universal American (NYSE: UAM), through our family of healthcare companies, provides health benefits to people covered by Medicare. We are dedicated to working collaboratively with healthcare professionals, especially primary care physicians, in order to improve the health and well-being of those we serve and reduce healthcare costs. For more information on Universal American, please visit our website at www.UniversalAmerican.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release and oral statements made from time to time by executive officers of Universal American may contain “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. Such statements that are not historical facts are hereby identified as forward-looking statements and intended to be covered by the safe harbor provisions of the PSLRA and can be identified by the use of the words “believe,” “expect,” “predict,” “project,” “potential,” “estimate,” “anticipate,” “should,” “intend,” “may,” “will,” and similar expressions or variations of such words, or by discussion of future financial results and events, strategy or risks and uncertainties, trends and conditions in Universal American’s business and competitive strengths, all of which involve risks and uncertainties.

Universal American Corp. February 16, 2017	Page 2

Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including but not limited to: (i) the risk that the transaction may not be completed in a timely manner or at all, which may adversely affect WellCare’s business or Universal American’s business and the price of the common stock of WellCare or the common stock of Universal American, (ii) the failure to satisfy the conditions to the consummation of the transaction, including the receipt of certain governmental and regulatory approvals, (iii) the parties may be unable to achieve expected synergies and operating efficiencies in the merger within the expected time frames or at all and to successfully integrate Universal American’s operations into those of WellCare, (iv) the transaction may not result in the accretion to WellCare’s earnings or other benefits expected to be achieved from the transactions, (v) such integration may be more difficult, time consuming or costly than expected, (vi) revenues following the transaction may be lower than expected, (vii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (viii) the effect of the announcement or pendency of the transaction on WellCare and/or Universal American’s business relationships, operating results, and business generally, (ix) risks related to the proposed transaction disrupting current plans and operations of WellCare and/or Universal American and potential difficulties in Universal American’s employee retention as a result of the transaction, (x) risks related to diverting management’s attention from WellCare and/or Universal American’s ongoing business operations, (xi) the outcome of any legal proceedings that may be instituted against WellCare and/or Universal American, its officers or directors related to the merger agreement or the transaction, and (xii) the possibility that competing offers or acquisition proposals for Universal American will be made.

Where, in any forward-looking statement, Universal American or their respective members of management expresses an expectation or belief as to future results or actions, there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. Universal American’s actual results may differ materially from their respective expectations, plans or projections. Forward-looking statements are only predictions and estimates, which are inherently subject to risks, trends and uncertainties, many of which are beyond WellCare’s and Universal American’s ability to control or predict with accuracy and some of which might not even anticipate.  There can be no assurance that we will achieve WellCare’s and Universal American’s expectations and neither WellCare nor Universal American assume responsibility for the accuracy and completeness of the forward-looking statements. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements as a result of many factors, including the risk factors described in the risk factor section of WellCare’s and Universal American’s SEC reports, respectively.  Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of WellCare and/or Universal American.

All forward-looking statements included in this press release are based upon information available to  Universal American as of the date of the report, and we assume no obligation to update or revise any such forward-looking statements.

CONTACTS:
Universal American Investors:	Universal American Media:
Adam C. Thackery	The Equity Group Inc.
Chief Financial Officer	www.theequitygroup.com
914-597-2939	Fred Buonocore (212) 836-9607
Kevin Towle (212) 836-9620